CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of Putnam Investment Funds and Shareholders of
Putnam Small Cap Value Fund:

We consent to the use of our report dated April 12, 2010 to the Putnam Small Cap Value Fund, included herein, and to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

Boston, Massachusetts
June 24, 2010